UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2024
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(Exact name of registrant as specified in its charter)
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Delaware	000-50171	36-4415727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
590 Madison Avenue, 35th Floor New York, New York		10022
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code +1 212 516-1300
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TZOO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
                                         Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Option Grant to Holger Bartel, Global Chief Executive Officer

On March 28, 2024, Travelzoo (the “Company”) entered into a Nonqualified Stock Option Agreement (the “Option Agreement”) with Holger Bartel, Global Chief Executive Officer, pursuant to which the Company granted Mr. Bartel the option to purchase 600,000 shares of the Company’s common stock (such option being hereinafter referred to as the “Option”). The Compensation Committee of the Board of Directors of the Company (the “Committee) engaged an independent compensation consultant to advise on the terms of the Option. The Option Agreement and the Option were subject to approval by the stockholders of the Company.

The Committee, which is comprised solely of independent directors, unanimously approved the Option and the Option Agreement after confirming with an independent compensation consultant that both are in line with historical practices of the Company and market practice. On April 26, 2024, the stockholders of the Company approved the Option Agreement and the Option.

The exercise price of the Option is $8.58 per share. The Option will vest semi-annually over two years in equal installments of 25%, with first vesting on June 30, 2024. The Option cannot be exercised after the expiration of the term of the Option, which is five (5) years from the date of grant.

The information set forth above relating to the Option Agreement between the Company and Mr. Bartel is qualified in its entirety by reference to the full text of the agreement, which was attached as an appendix to the Company’s Schedule 14A, filed with the Securities and Exchange Commission (SEC) on March 29, 2024, and which is incorporated by reference herein.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the 2024 Annual Meeting of Stockholders of Travelzoo held on April 26, 2024 via webcast, at www.virtualshareholdermeeting.com/TZOO2024, the following actions were taken.

Travelzoo's stockholders elected Holger Bartel, Christina Sindoni Ciocca, Carrie Liqun Liu, Volodymyr Cherevko and Michael Karg to serve on the Board of Directors until the next annual meeting of stockholders. The voting results are:

	Votes For	Votes Against	Votes Withheld
Holger Bartel	8,587,649	104,360	3,579
Christina Sindoni Ciocca	8,543,600	148,437	3,551
Carrie Liqun Liu	8,599,418	92,218	3,952
Volodymyr Cherevko	8,467,448	224,115	3,989
Michael Karg	8,452,431	239,009	4,148
Ms. Liu, Mr. Cherevko and Mr. Karg will serve as independent directors in accordance with the listing standards of the NASDAQ Stock Market.

The proposal regarding the stock option grant to the Global Chief Executive Officer was approved. The voting results are:

Votes For	Votes Against	Abstain
6,384,645	2,299,035	11,908
The stockholders approved, on an advisory basis, to approve Travelzoo’s executive compensation. The voting results are:

Votes For	Votes Against	Abstain
8,634,466	54,366	6,756

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO

Date:	April 26, 2024	By:	/s/ Lijun Qi
Lijun Qi Principal Accounting Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Nonqualified Stock Option Agreement between Travelzoo and Holger Bartel, dated March 28, 2024 (Incorporated by reference to Appendix A on Form DEF 14A (File No. 000-50171), filed March 29, 2024)